Exhibit 10.10

WORKING CAPITAL CONSORTIUM AGREEMENT

This AGREEMENT is made at NEW DELHI this the 16th day of AUGUST, 2010 between M/S. AMIRA FOODS (INDIA) Ltd., a company within the meaning of the Companies Act’ 1956 and having its Registered Office at B-1/E-28, Mohan Co-operative Industrial Estate, Mathura Road, New Delhi — 110044 and Corporate Office at 54, Prakriti Marg, Mehrauli-Gurgaon Road, New Delhi - 110030 (hereinafter called “the Borrower” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the ONE PART AND

1)                                     Canara Bank, a Body Corporate incorporated under the Banking companies (Acquisition and Transfer of Undertaking) Act 1970 having its Registered/Head Office of business in India at Canara Bank Building, 112, Jayachamarajendra Road, Bangalore-560 002 and a Branch Office amongst other places at Prime Corporate Branch — II, 2nd Floor, World Trade Tower, Barakhamba Lane, New Delhi-110 001, (hereinafter called “A BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the SECOND PART,

2)                                     State Bank of India, a body Corporate, constituted by and under the State Bank of India Act, 1955 and having its Local Head Office at 11, Parliament Street, New Delhi — 110001 and a Branch Office amongst other places at Overseas Branch, 9th Floor, Jawahar Vyapar Bhawan, 1, Tolstoy Marg, New Delhi - 110 001, (hereinafter called “B BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the THIRD PART,

3)                                     Oriental Bank of Commerce a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1980 and having its Head Office at Harsha Bhawan, E Block, Connaught Circus, New Delhi —-110001 and a Branch Office amongst other places at A-30-33, Rajiv Chowk, New Delhi — 110001, (hereinafter called “C BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the FOURTH PART,

4)                                     Bank of India a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at Star House, C-5, G Block, Bandra Kurla Complex, Bandra (East), Mumbai - 400051 and a Branch Office amongst other places at Overseas Branch, Vijaya Building, 17, Barakhamba Road, New Delhi — 110001, (hereinafter called “D BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the FIFTH PART,

5)                                     Bank of Baroda a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at Baroda House, 506, Mandvi, Baroda and a Branch Office amongst other places at Corporate Financial Services Branch, Ground Floor, BOB Building, 16, Sansad Marg, New Delhi — 110001, (hereinafter called “E BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the SIXTH PART,

6)                                     ICICI Bank Ltd. a Banking Company within the meaning of the Banking Regulation Act, 1949 and a Company within the meaning of the Companies Act, 1956 and having its Registered/Head Office in India at “Landmark” Race Course Circle, Vadodara - 390007 and a Branch Office amongst other places at NBCC Place, Bhishma Pitamah Marg, Pragathi Vihar, Lodhi Road, New Delhi - 110003, (hereinafter called “F BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the SEVENTH PART,

7)                                     State Bank of Hyderabad, a Corporation constituted under State Bank of India (Subsidiary Banks) Act No. 38 of 1959 and having its Registered/Head Office in India at Gunfoundry, Hyderabad and a Branch Office amongst other places at Nehru Place Branch, Kundan House, New Delhi - 110019 (hereinafter called “G BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the EIGHT PART,

8)                                     HDFC BANK LTD. a Banking Company incorporated and registered under Companies Act, 1956 and having its Registered Office at HDFC Bank House, Senapati Bapat Marg, Lower Parel West, Mumbai 400013 and a Branch Office amongst other places at Kailash Building, 26, K.G.Marg, New Delhi - 110001, (hereinafter called “H BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the NINTH PART,

9)                                     YES BANK LTD. a Banking Company incorporated and registered under Companies Act, 1956 and having its Registered Office at Nehru Centre, 9th Floor, Discovery of India, Dr. A.B. Road, Worli, Mumbai and a Branch Office amongst other places at D-12, South Extension, New Delhi - 110049, (hereinafter called “I BANK” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the TENTH PART,

(All of which A Bank, B Bank, C Bank, D Bank, E Bank, F Bank, G Bank, H Bank AND I BANK are hereinafter collectively referred to as “the said Banks” or “the A Bank Consortium” which expression shall, unless it be repugnant to the subject or context thereof, include each of them or any one or more of them and their respective successors and assigns).

By consent of all the Parties, A Bank is designated and recognized as the Lead Bank of the A Bank Consortium. If the Consortium of Banks is increased or diminished from time to time by adding to or dropping of one or more Banks or is changed by substitution of one Bank by another during the currency of this Agreement, then the Reconstituted Consortium will be governed by the provisions of this Agreement as if they have been added or dropped herein as the case may be and the term “the said Banks” shall mean and shall be deemed to include the Reconstituted Consortium as well.

ARTICLE — I

1.                                      The Borrower’s application dated                                  and the subsequent correspondence with the Lead Bank (hereinafter collectively referred to as “the Borrower’s Proposals”) shall be deemed to constitute the basis of this agreement an d of the credit facilities as hereinafter stated, and the Borrower hereby warrants the correctness of each and every statements and particulars therein contained and undertakes to carry out the borrower’s proposals therein set forth. The Borrower’s proposal as submitted to the lead bank should be copied to the Member Banks.

2.                                      The Borrower declares and confirms that the said credit facilities shall be governed by the terms and conditions as set out in the respective letters of sanction of the all the Banks under “A Bank Consortium” / Arrangement Letter dated                        as also by the terms and conditions herein contained, as well as those embodied in the relative security documents.

3.                                      The Borrower undertakes to notify in writing to the said Banks of any circumstances affecting the correctness of any of the particulars set forth in the Borrower’s proposals immediately on the happening or occurrence of any such circumstances.

4.                                      The Borrower has been sanctioned, inter alia, the Working Capital Facilities in the proportion as mentioned in the First Schedule hereunder written by the A Bank Consortium, for meeting a part of the Working Capital needs of the Borrower in addition to / in replacement of existing facilities and replacement of certain other facilities on the terms and conditions set out herein and such other conditions as may be stipulated by the A Bank Consortium from time to time.

The Working Capital Facilities are hereinafter collectively referred to as “the said Facilities”, which expression shall, unless it is repugnant to the subject or context thereof, include each such facilities or any one or more of them. The Limits or Sub-Limits as so fixed from time to time during the tenure of this Agreement shall be deemed to be the Limits or Sub-Limits covered under these Agreements. Provided, however, that the A Bank Consortium shall not be required to make or continue to make advances by way of Working Capital Facilities otherwise than at the discretion of the A Bank Consortium and in no circumstances of an amount exceeding with interest thereon the aforesaid Limits or Sub-Limits. The rights and obligations of each of the said Banks are several and failure of any one or more of the said banks to perform its or their obligations in respect of the said Facilities does not relieve or absolve the other Members of the A Bank Consortium or the Borrower of their or its respective obligations.

5.                                      The Borrower shall open Packing Credit, Cash Credit Account(s) or other Account(s) at such Branch or Branches of the said Banks as may be intimated to it by the Lead Bank for operating the said Facilities and the Borrower shall conform to the requirements of the Lead Bank of the A Bank Consortium.

6.                                      Subject to the provisions herein contained, each of the members of the A Bank Consortium agrees to the Borrower availing of all or some or any of the said Facilities at the sole and absolute discretion of the said Banks by way of overdrafts, cash credits, pre shipment and post shipment credits, opening of letters of credit, issuing of guarantees including deferred payment guarantees and indemnities, negotiation and discounting of demand and/or usuance bills and cheques and such other facilities as may be agreed upon from time to time for sums up to the limits or sub-limits as aforesaid and in no circumstance to an amount at any one time exceeding in the aggregate with interest thereon any other costs, if any, such limit or limits as the said Banks may, from time to time, decide in respect of each such facility or in the aggregate, to be made available at any one or more Branches of the said Banks or at any one or more branches of any one or more Associate Banks of the said Banks.

7.                                      The said Banks may at their discretion and at the specific request of the Borrower grant the said facilities to the Borrower by fixing limits in respect of goods, book-debts, movables and other assets hypothecated or against the security of pledge of goods, movables and other assets for purpose of either (i) retiring Documentary Bills drawn on the Borrower covering purchase of goods required for Borrower’s manufacturing activities consigned from various places, or (ii) making remittances of the cost price of the materials direct to the suppliers by the said Banks subject, of course, to the advance being limited in each case to such per cent of the said Bills of the cost price of the materials respectively as may be decided by the said Banks from time to time and where the said Banks so grant the facility, the Borrower hereby acknowledges in consideration thereof that the said Banks shall have a charge by way of pledge over the documents of title to goods, movables and other assets received with the Bills or otherwise which will be in the custody of the said Banks or which may come into the custody of the said Banks and for this purpose the documents of title goods, movables and other assets shall be deemed to have been delivered by the borrower to the said Banks for creating pledge of goods, movables and other assets covered by the documents and in further consideration of the delivery by the said banks of the said documents of title to goods, movables and other assets to the borrower or to the clearing agents of the Borrower under the Borrower’s instructions and on behalf of the Borrower while the charge of the said Banks thereon and the borrower’s own indebtedness or obligation in respect of the said advances or other valuable consideration are subsisting, the Borrower undertakes to clear and store and hold the goods, movables and other assets received under the said documents for and on behalf of the said banks as trustees and agents and if so required by the said banks to deliver possession of the goods, movables and other assets to the said Banks to be held by the said banks as pledgee of the said goods, movables and other assets.

8.                                      The said Facilities shall be drawn in phases as may be agreed upon between the Parties hereto and the Borrower expressly agrees and undertakes that all the said Facilities or any of them shall be utilised exclusively for the purposes set forth in the Borrower’s proposals and for no other purpose and no change shall be made therein without the written sanction of the said Banks.

9.                                      Interest shall be charged on the outstanding in the said account(s) at such rate or rates as may be determined by the said banks from time to time and if such rate or rates is or are linked to the BPLR/Base Rate (as applicable), then the effective rate of interest on such Account (s) shall correspondingly stand changed on account of any revision therein from the date of any such revision. Where interest is charged by the said Banks at a concessionary rate or rates because of the said facilities being granted by the said Banks to the Borrower under the Interest Subsidy Scheme or any other Scheme (s) formulated by the Government and/or Reserve Bank of India or any Rehabilitation Scheme, the Borrower hereby agrees, declares, confirms and affirms that in the event of the withdrawal, modification and/or variation of such Scheme(s), the concessionary rate or rates of interest shall stand withdrawn and the usual normal rate or rates of interest of the said Banks as mentioned above applicable at the material time to the said Facilities shall become effective and the said Banks shall become entitled to charge the Borrower such rate or rates of interest and the Borrower shall also pay to the said Banks the difference between such concessionary rate or rates and the usual normal rate or rates of interest of the said Banks as mentioned above applicable at the material time to the said Facilities and such difference shall also become due and payable by the Borrower to the said Banks from the date the withdrawal, modification and/or variation of any such Scheme (s) becomes effective. Interest shall be calculated respectively on the daily balance of such Account(s) and be debited thereto on the last working day of the month or quarter according to the practice of the said Banks. The said Banks shall also be entitled to charge as .per sanction such enhanced rates of interest on the Account(s) either on the entire outstanding or on a portion thereof as the said Banks may fix for any irregularity and for such period as the irregularity continues or for such time as the said Banks deem it necessary regard being had to the nature of the irregularity and the charging of such enhanced rate of interest shall be without prejudice to the other rights and remedies of the said banks.

10.                               The Borrower hereby covenants with each of the said Banks that unless otherwise agreed to by the said Banks or any one or more of them, the Borrower shall repay the said Facilities to each of the said Banks forthwith on demand of all such amounts as may be standing at the foot of the said Account(s)

together with interest, compound interest, additional interest, liquidated damages, costs, charges, expenses and other moneys thereon at the rate or rates as may be applicable thereto as set out in the Second Schedule hereunder written. Failure of the Borrower to repay shall entail in the Borrower being treated as a defaulter and the amount due as in the default invoking the provisions as to defaults as hereinafter stated.

11.                               The Borrower further covenants that in case the said Facilities are eligible for cover under any Guarantee Scheme, the Borrower shall bear the guarantee fee paid/to be paid in connection with the said Facility and it is agreed that the said guarantee fee shall be debited to the Borrower’s Account and shall be treated as part of the said Facility and shall carry like interest and be secured in the same manner as the said Facility.

12.                               The Borrower further covenants that if the said Facilities or any of them are eligible for refinance from the Industrial Development Bank of India in accordance with the norms laid down for the same, then the said Banks shall be entitled to seek the refinance from the Industrial Development Bank of India for the said Facilities and if due to delay in disbursement or availment of the said Facilities on account of the default on the part of the Borrower and consequent delay in availing the refinance from the Industrial Development Bank of India, the said Banks are required to pay commitment charges to the Industrial Development Bank of India, then in such event the Borrower agrees to bear the same and pay the same and pay also such charges to the said Banks as may become payable on account of the aforesaid factor and on the failure of the Borrower to pay the same, the said Banks will be entitled to debit such amount to the said Accounts of the Borrower and it shall be treated as part of the said Facilities and shall carry like interest and be secured in the same manner as the said Facilities.

13.                               The Borrower unconditionally agrees, undertakes and acknowledges that the said Banks severally have an unconditional right to cancel the outstanding un-drawn commitments under their respective facility agreements/letters of sanction at any time during the currency of the Facility and that the said Banks shall endeavour to provide prior intimation of the same to the Borrower.

14.                               The Borrower unconditionally agrees, undertakes and acknowledges that the said Banks shall severally have the right to unconditionally cancel their outstanding un-drawn commitment in the event of deterioration in the Borrower’s creditworthiness.

For the purpose of the above clause, deterioration in the Borrower’s creditworthiness shall include without limitation:

a)                                     Downgrade by a Credit Rating Agency;

b)                                     Inclusion of the Borrower and/or any of the Directors in Reserve Bank of India’s willful defaulters list;

c)                                      Closure of a significant portion of the Borrower’s operating capacity;

d)                                     Decline in the profit after tax of the Borrower by more than fifteen percent;

e)                                      Any adverse comment from the Auditor; and

f)                                       Failure of the Borrower/Obligor/Security Provider to comply with the terms and conditions of their respective facility agreements and/or Security Documents.

15.                               The Borrower unconditionally agrees, undertakes to get itself rated by Credit Rating Agency/ies within a period of six months and/or at such intervals as may be decided by the said Banks severally, in their sole discretion, failing which the said Banks shall have the right to review the applicable interest rate and/or costs, charges and expenses, which shall be payable by the Borrower/Obligor/Security Provider and on such date/s or within such period as may be specified by the said Banks.”

For the purposes of this Agreement “Credit Rating Agency” shall mean and refer to the domestic credit rating agencies such as Credit Analysis and Research Limited, CRISIL Limited, FITCH India and ICRA Limited and international credit rating agencies such as Fitch, Moodys and Standard & Poor’s and such other credit rating agencies identified and/or recognized by the Reserve Bank of India from time to time.

16.                               Neither the Borrower nor any director, partner, member or trustee of the Borrower has been declared to be a wilful defaulter. The Borrower shall not induct a person in the capacity of director / promoter who is a director / partner / member / trustee of a company / firm / Association of persons / trust as the case may be, identified as willful defaulter. In the event of such a person is found to be a director / partner / member / trustee of a company / firm / Association of persons / trust as the case may be, identified as willful defaulter, the Borrower shall take expeditious and effective steps for removal of such person.

17.                               Except to the extent disclosed to the said Banks:

(I)                                   all the Borrower’s contracts or agreements with, or any commitments to, any affiliates or group companies (if applicable) are on arms’ length basis;

(II)                              No director of the said Banks is a director, manager, managing agent, employee or guarantor of the Borrower, or of a subsidiary of the Borrower, or of the holding company of the Borrower, or holds substantial interest, in the Borrower or a subsidiary or the holding company of the Borrower and no directors of any other bank holds substantial interest or is interested as director or as a guarantor of the Borrower;

(III)                         No relative (as specified by RBI) of a Chairman / Managing Director or director of banking company (including the said Banks) or a relative of senior officer (as specified by RBI) of the said Banks, hold substantial interest or is interested as a director or as guarantor of the Borrower.

18.                               a)                                     As a precondition relating to the grant of the credit facilities, the Borrower hereby agrees, confirms and undertakes that:

(i)                                     The said Banks shall, as they may deem appropriate and necessary, be entitled to disclose all or any: (a) information and data relating to the Borrower; (b) information or data relating to the Facilities or any other credit facility(ies) availed / to be availed by the Borrower from the said Banks; (c) obligations assumed / to be assumed by the Borrower in relation to the Facilities; (d) default, if any, committed by the Borrower in discharge of the aforesaid obligations, to any agency/credit bureau (the “Agency”) authorised in this behalf by RBI;

(ii)                                  The Agency so authorised may use, process the aforesaid information and data disclosed by the said Banks in the manner as deemed fit by them;

(iii)                               The Agency so authorised may furnish for consideration, the processed information and data or products thereof prepared by them, to banks / financial institutions and other credit grantors or registered users, as may be specified by RBI in this behalf;

(iv)                              The information and data furnished by the Borrower to the said Banks from time to time shall be true and correct.

b)                                     The Borrower hereby agrees that in case the Borrower commits a default in payment or repayment of any amounts in respect of the Facilities, the said Banks and/or RBI will have an unqualified right to disclose or publish the details of the default and the name of the Borrower, its directors, partners, as the case may be, as defaulters, in such manner and through such medium as the said Banks or RBI in ‘their absolute discretion may think fit.

ARTICLE — II

1.                                      The Borrower agrees that the said Facilities together with interest, compound interest, additional interest, liquidated damages, costs, charges, expenses and other moneys; payable in respect thereof will be secured in favour of the said Banks by a First Pari Passu Charge by way of hypothecation and / or pledge of the borrower’s Current Assets, namely, Stocks of Raw Materials, Semi-Finished and Finished Goods, Stores and Spares, Packing material including those relating to plant and machinery, Consumable Stores & Spares, Bills Receivable, Book Debts, Subsidy Receivables and all other movables and immovable fixed assets of the Borrower (excluding Plant & Machineries and other fixed assets created/being created out of the term loan sanctioned by Canara Bank and Bank of Baroda), both present and future excluding such assets as may be permitted by the said Banks from time to time.

2.                                      The Borrower shall procure irrevocable and unconditional guarantees in the form prescribed by the Lead Bank from its Directors namely Mr. Karan A Chanana and Ms. Anita Daing for the payment and discharge by the Borrower to the said Banks of the sum of Rs. 617,00,00,000.00 and interest and costs, charges and expenses and other moneys due and payable by the Borrower to the said Banks under or in respect of the said Facilities.

3.                                      The said Banks shall have the absolute right to decide whether or not they will accept as security for the purpose of any / some / all of the said Facilities any goods, book-debts, movables and other assets offered from time to time to the said Banks by the Borrower. The said Banks shall be at liberty at their sole discretion at any time without previous notice and without assigning any reason whatsoever to cease to accept the security from the Borrower and/or to cease making advances there against.

4.                                      The goods, book-debts, movables & immovable and other assets hypothecated and/or pledged shall be valued at the proper rates whether fixed by the Lead Bank or not and the Borrower shall, not over value the same. Indigenous raw materials / packing materials consumable stores/spares shall be valued at landed cost (i.e. invoice value plus custom duty but exclusive of sales tax and demurrage) or market value whichever is lower. Semi-finished goods shall be valued at cost or market value or government controlled rates or selling prices whichever are the lowest. The said banks shall be at liberty to have any goods, book-debts, movables and other assets hypothecated and/or pledged as aforesaid valued by an appraiser appointed by the Lead Bank and Borrovx.er agrees and confirms to give all the required assistance/cooperation to such appraiser for such valuation and the said valuation shall be binding on the borrower and the fees and expenses of such appraisal shall be borne by the Borrower and may be debited to the Account(s) of Borrower with the said Banks. The Borrower declares and assures the said Banks that the Borrower shall maintain regular turnover in the goods, movables and other assets hypothecated and or pledged to the said Banks and that the goods, movables and other assets shall not be allowed to remain in the possession of the said Banks for unduly long periods.

5.                                      In respect of the said Facilities granted to the Borrower against pledge of goods, movables and other assets all such goods, movables and other assets shall be placed in the possession of the said Banks under their control and in such manner that such possession and control may be apparent and indisputable. In pursuance thereof, inter alia, the godowns, factories and other places approved by the said Banks in this respect where the goods, movables and other assets that are pledged have been stored shall bear the name boards of the said Banks indicating that the goods, movable and other assets lying therein are pledged to the said Banks. Where the goods, movables or other assets which are pledged with the said banks are released to the borrower on trust under a factory, mundy type pledge, or other basis for the limited purpose of facilitating the Borrower carrying on the manufacturing or other activity the Borrower undertakes that the padlocks of the said Banks will be used on the godowns, factories or other places where they are stored and such godowns, factories or other places will be locked by the Borrower when not in use and the keys thereof shall be returned to the said Banks on demand and that the name boards of the said Banks shall be displayed on such factory, mundy or other places where such manufacturing or other activity is carried on indicating that the goods, movables and other assets are pledged to the said Banks. The Borrower further agrees that all sea, rail and other transport freights, demurrages, customs duties, terminal taxes, cartage, godown rents and all other charges and expenses paid or incurred by the said Banks in obtaining actual physical possession of and in clearing, storing and forwarding the said goods, movables and other assets shall be debitable to the Account(s) of the Borrower and form a part of the aggregate amount secured.

6.                                      All the machineries of the Borrower hypothecated, pledged or otherwise charged to the said Banks shall be treated as movable properties and not as immovable properties and shall bear the name plates of the said Banks indicating that the said machineries are hypothecated, pledged or otherwise charged, as the case may be, to the said Banks. The Borrower shall also exhibit conspicuously in the main-hall of the factory a list showing the items of machineries hypothecated, pledged, or otherwise charged to the said Banks.

7.                                      In respect of goods, movables and other assets stored and here in godown owned or hired by or let to the Borrower, the Borrower shall provide the said Banks and their respective agents and nominees with an unimpaired access to the godowns at all times and where the godowns are hired by or let to the Borrower, the Borrower shall furnish to the said Banks a letter from the landlords/owners consent to continue such unimpaired access to the godowns to the said banks and their respective agents said and nominees and also declaring that notwithstanding any claim for any unpaid rent the landlords/owners acknowledge the prior claim of the said banks on all the goods, movables and other assets stores and held therein and hypothecated, pledged or otherwise charged to the said Banks and that the said Banks, their respective agents and nominees shall have the right to remove the goods, movables and other assets so stored and held in the godowns whenever desired by the said Banks.

8.                                      The Borrower shall not compound or release any of the book debts nor do anything whereby the recovery of the same may be impeded, delayed or prevented without the consent in writing of the said Bank first had and obtained.

9.                                      A)                                   In respect of advances granted by the said Banks to the Borrower by way of purchase / negotiation / discount of clean /documentary / demand / usuance Bills of Exchange drawn by the Borrower on his/its/their various customers and expressed in foreign currency or Indian rupees and whether under letter of credit or otherwise and/or in respect of said Bills tendered for collection the Borrower agrees and covenants with said Banks as under:

a)                                     That the Bills shall bear adequate stamp duty and shall be drawn; by the Borrower in conformity with; the proforma prescribed under the Reserve Bank of India Scheme, indicating on the face thereon the description and quantity of goods sold and the number and date of the carrier’s receipt;

b)                                     That the Bills shall be drawn with a usuance, ordinarily, of not exceeding 90 days (or otherwise specified in sanction memorandum of respective Banks of A Bank consortium);

c)                                      That at the time of offering upcountry usuance Bills for discount the Bills shall be accompanied by railway receipts or motor transport receipts of approved transport Companies together with the relative original invoices and that the documents will be delivered to the drawees only after the Bills are accepted;

d)                                     that in the case of local sales, Bills shall be accompanied by copies of Invoices bearing acknowledgements of the purchasers in token of their having received the goods and shall be offered for discount only after acceptance of Bills by the drawees;

e)                                      That upcountry or local Bills will not be collected by the Borrower through banks other than the said Banks.

f)                                       That Borrower shall ensure that upcountry Bills are accepted by the drawees on presentation and retired on due dates. In the event of the Bills remaining unaccepted on presentation or unpaid on due dates, the said banks shall be entitled to recover the amount of such Bills along with overdue interest and other incidental charges by debit to the account of the Borrower;

g)                                      that the said Banks shall be at liberty not to accept cheques drawn on local banks from the drawees in payment of Bills drawn on them unless such cheques are tendered at the said banks counters before clearing hours on due dates. In the event of cheques being received late after clearing hours on due dates, the said Banks may treat the relative Bills as unpaid and may debit the amounts thereof to the account of the Borrower on due date;

h)                                     that the Borrower shall furnish to the said Banks in advance a list of parties on whom the Borrower intends to draw usuance Bills for prior approval of the said banks;

i)                                         That the Borrower shall abide by such terms and conditions as the said Banks may from time to time stipulate;

j)                                        That the rates for discounting the Bills will be the same rates as are applicable from time to time;

k)                                     That the said Banks shall be entitled to charge;

(i)                                     Service charges at the rates prescribed by the said Banks from time to time and out-of-pocket expenses such as telex, telephone, registration and postal charges etc;

(ii)                                  overdue interest at the rate of 17.50% p.a. or as per the sanction terms of the respective banks from time to time, from the due date of payment and in case of returned Bills from the due date to the date of reimbursement; provided always the said Banks at their discretion shall be entitled to revise the aforesaid charges from time to time.

l)                                         the said Banks may send the Bills either by registered acknowledgement due post or registered post or by ordinary post or by any courier service as Is decided by the Lead Bank to any of the offices of the said Banks or any of the Scheduled Banks as included in Schedule II to the Reserve Bank Of India Act, 1934 or any other Commercial Bank and/or co-operative Bank or directly to the drawees at the Borrower’s risk and responsibility as to the losses, if any, on the Bills or the proceeds of the Bills or of the goods represented by the Bills due to any cause whatsoever and the Borrower agrees to hold the said Banks harmless and indemnified from and against all consequences that may arise from its doing so and from and against all losses, charges and expenses in sending the Bills accepted under these arrangements in the manner aforesaid;

m)                                      where the Bills accepted for collection are drawn on Central/State Government Departments/Agencies and/or Public Sector Undertakings ,and/or Railways and/or other Parties and/or Borrower’s Customers accompanied by either railway receipts, shipping documents or other documents evidencing title to goods like motor receipts or receipt notes, take delivery notes, receipted challans or inspection notes in cases where the railway receipts, shipping documents or motor receipts have been forwarded direct to the concerned drawees/consignees and offered by the Borrower to the said Banks for collection, the Borrower shall deposit with the concerned Bank copies or the relevant documents along with the Bills signed by the Borrower and invoices evidencing despatch of goods to the parties mentioned therein;

n)                                     where at the request of the Borrower the said Banks have agreed to include in the facilities granted under this Agreement credit sales made -by the Borrower to the Customers of the Borrower whereby finished goods are directly sent to the customers at their request and copies of the relative invoices with or without receipted challans or accepted delivery notes, receipt notes, inspection notes, are tendered by the Borrower to the said Banks as evidencing despatch of finished goods and where under such circumstances or any other circumstances the Borrower receives payment of the Bills, the Borrower shall immediately deposit the proceeds of the Bills and the sale proceeds of the goods covered by invoices directly received by the Borrower or the agents of the Borrower whether in cash or by cheque or by any other mode of payment in the said Account(s) with the said Banks towards payment of the outstandings in respect of the advances granted on the evidence of such invoices;

o)                                     the Borrower shall repay the advances of the said Banks within such number of days as may be stipulated by the said Banks of the utilization of the advances by the Borrower on each occasion whether or not the payment of the said Bills/invoices is received by the Borrower or if the Bills are returned unpaid for any reason whatsoever the said Banks shall be entitled to debit the Borrower’s Account with the said amount under advice to the Borrower;

p)                                     the Borrower shall indemnify the said Banks and keep the said Banks harmless and indemnified at all times against all losses, damages, actions, costs (between Attorney and Client); charges or expenses which may be made against or sustained or incurred by the said Banks (and whether paid by the said Banks or not) as a result of or in consequence of the said Banks having agreed to purchase / negotiate / discount / collect the said Bills as also as a result of or in consequence of the said Banks through any of their respective offices or correspondents in India and elsewhere guaranteeing any irregularities or discrepancies that may be existing in the documents relating to the said bills in connection ‘therewith;

q)                                     the said Banks shall have first and paramount lien on the bills and the moneys received thereunder and the goods in course or transit covered by the documents of title to goods or other documents which purport to represent rights of title to goods accompanying the Bills shall remain pledged to the said Banks and irrespective of the rights of the said banks as pledgees of such goods in case of any dispute, the said Banks shall also have the Banker’s lien on all Bills, goods, securities documents and moneys belonging or purporting to belong to the Borrower for all moneys, claims and demands due or to become due from the Borrower to the said Banks;

r)                                        in case the Bills/invoice are passed for payment for a reduced amount, the Borrower authorizes the said Banks to accept such reduced payment and the Borrower shall make good the shortage or any loss arising there from and the said Banks will not be responsible in any manner whatsoever; and

s)                                       where the drawees return unpaid the Bills/invoices to the Borrower direct, the Borrower shall immediately on receipt thereof, return the Bills/invoices to the said Banks and the acceptance thereof of the said Banks shall be without prejudice to their respective rights of recovery of the amounts covered by the Bills/invoices from the Borrower.

9.                                      B)                                   Notwithstanding any of the provisions of the Contract Act to the contrary or any other law in respect of advances against accepted usuance Bills where the Bills are drawn by the Borrower and accepted by the drawees the Borrower agrees that the subsequent credit to the Accounts(s) under such facilities, unless specifically apportioned by the Borrower or the said Banks to the discharge of any particular Bills, will not discharge the debt represented by such Bills.

10.                               In respect of the facilities granted by the said Banks by issue of letters of credit/guarantees including deferred payment guarantees and indemnities whether in Indian or Foreign currencies, the Borrower hereby agrees and covenants with the said banks as under:

(i)                                     To indemnify the said Banks against any claim or claims, loss or damage, actions, costs (between Attorney and Client, charges and expenses whatsoever which may be brought or made against or sustained or incurred by the said Banks (and whether paid by the said Banks or not) or which the said Banks may become liable under or in respect of such letters of credit guarantees and indemnities;

(ii)                                  To admit or compromise and pay or submit to arbitration any dispute or resist any claim or demand made against the said Banks under or in respect of such letters of credit, guarantees and indemnities, notwithstanding any directions to the contrary given by the Borrower or any other person on the ground of a dispute as to the liability of the Borrower or otherwise and the Borrower agrees and confirms that the said. Banks may exercise the above rights in their sole, absolute and unqualified discretion and without reference to the Borrower and without the said Banks being required to ascertain whether or not there was any breach on the part of the Borrower of the agreement executed between the Borrower and the beneficiaries in whose favour the letters of credit guarantees and or indemnities are or were executed by the said Banks and without the said Banks being required to go into the validity or otherwise of the demand for payment made against the said Banks. The Borrower further agrees and confirms that the counter-indemnity of the Borrower will be available to the said Banks in respect of any action or payment which the said Banks may take or make; and

(iii)                               Without prejudice to the said Banks remedies for recovery of the aforesaid amounts they shall be entitled to debit such amounts to any of the Packing Credit, Cash Credit Account(s), post shipment credit or Other Account(s) and the same shall bear interest at the rate(s) applicable to such Facilities and all such amounts shall be and always be deemed to have been secured by the securities agreed to be created for the said Facilities.

11.                               The Borrower shall make out a good and marketable title to its properties to the satisfaction of the Lead Bank and comply with all such formalities as may be necessary or required for the said purpose.

12.                               The Borrower shall maintain such security margin as may be stipulated by the said Banks. The Current Asset cover, unless otherwise agreed to, shall not be less than 1.33 times at any point of time. The Borrower shall at all times maintain a sufficient quantity of the Securities to provide the Asset Cover as may be required by the said Banks at their discretion and in the event of any deficiency in such cover for with whenever called upon provide to the said Banks additional securities to restore such Asset Cover to the original level or pay to the said Banks the equivalent in cash in the event of additional securities not being available.

13.                               In respect of letters of credit opened or guarantees or indemnities issued by the said Banks on behalf of the Borrower, the Borrower shall deposit sufficient cash or other security as may be acceptable to the said Banks as margin money as may be stipulated by the said Banks. The said Banks shall be entitled to and shall at their discretion, which shall be final and binding on the Borrower, change the margins as may be necessary or expedient in the circumstances and the Borrower shall be bound by it notwithstanding that the said Banks agreed to lower margins earlier.

14.                               a)                                     Where goods, movables and other assets are pledged to the said -Banks, the said Banks may in their discretion and at the Borrower’s specific request and without detriment to the pledge, release the goods, movables and other assets so pledged to the said Banks from their possession to the Borrower on trust under a factor mundy type pledge or other basis and/or for any purpose connected with the Borrower’s trade, business or industry and in consideration of the said Banks so handing over to the Borrower from time to time any goods, movables and other assets lying at the godowns, factories or other places approved by the said Banks under pledge to the said Banks, the Borrower shall hold the goods movables and other assets as trustees and agents for and on behalf of the said Banks. The borrower undertakes that such goods movables and other assets shall in all respects be treated by the Borrower in the books of the Borrower as belonging to and held on behalf of the said Banks.

b)                                          Where goods, movables or other assets pledged to the said Banks are released to the Borrower on trust for any purpose connected with Borrower’s trade, business, industry or otherwise and are put in transit by the Borrower for any purpose including for sale thereof the Borrower shall hand over to the said Banks the relative railway or other transport receipt, invoices and all documents and shall deliver back to the said Banks the goods, movables and other assets when the purpose for which they are released on trust is accomplished or to pay to the said Banks the sale proceeds of the Bills relating to the said goods, movables or other assets. The Borrower undertakes that the proceeds of sale of such goods, movables or other assets shall always be treated by the Borrower and entered in the books of Borrower as belonging to and held for and on behalf of the said Banks.

c)                                           In respect of goods, book-debts, movables and other assets hypothecated, pledged or otherwise charged to the said Banks or which are released to the Borrower on trust under a factory mundy type pledge or other basis, the respective agents and nominees of the said Banks shall be entitled at all times without notice to the Borrower but at the Borrower’s risk and expenses and if so required as Attorney for and in the name of the Borrower to enter any place where the said goods, books of accounts, movables and other assets may be and inspect, value, insure, super intend, dispose of and/or take particulars of all or any part of the said goods, book-debts, movables and other assets and check any statements, accounts, reports and information and do all such acts, deeds and things necessary to preserve and protect the same and the Borrower confirms, affirms and undertakes to give all assistance/cooperation as may be necessary in this regard.

d)                                     The Borrower undertakes and declares that:

(i)                                     The Borrower shall at any time hand over or redeliver or cause to be handed over or redelivered to the said Banks forthwith on demand all goods, movables and other assets and documents of title thereto and goods, movables and other assets covered by such documents including any policies of insurance pertaining thereto and authorise the said Banks or any person or persons authorised by the said Banks in writing in that behalf to enter the Borrower’s godowns, premises or any other place where such goods, movables and other assets and documents of title thereto are lying, kept or stored and to take possession of the said goods, movables and other assets and documents of title thereto what so ever situated at any time without giving to the Borrower any notice of the intention of the said Banks to do so, and the Borrower hereby undertakes that all persons in whose custody the said goods, movables and other assets are for the time being shall yield up possession thereof accordingly to the said Banks.

(ii)                                  The Borrower shall not deal with the goods, movables and other assets and documents of title thereto or the goods, movables and other assets covered by the documents except under and in accordance -pith the written instructions of the said Banks.

(iii)                               The Borrower shall whether or not in possession of the goods, movables and other assets or documents of title thereto are delivered to the said Banks repay the outstandings in the said Account(s) within such number of days of its being utilised as may be specified by the said Banks from time to time.

(iv)                              The Borrower hereby indemnities each of the said Banks:

a)                                        against all losses, costs, damages, expenses whatsoever that the said Banks may incur or sustain by reason of the Borrower’s act, default or omission or of the Borrower’s servants or employees or other persons acting on behalf of the Borrower in respect of goods, movables and other assets pledged to the said Banks and released to the Borrower on trust:

b)                                        against all losses, costs, damages, expenses or consequences whatsoever that the said Banks may incur or sustain as a result of the said Banks complying with the Borrower’s instructions to deliver to the Borrower or to the Borrower’s clearing agents the documents covering the goods, movables and other assets.

i)                      Whether or not the said documents are in order;

ii)                   notwithstanding any discrepancy between the price value, quantity and quality of the goods, movables and other assets covered by the documents and price, quantity and quality specified in the contract; and

c)                                      Against all consequences, losses and damages that may arise as a result of the said Banks complying with the Borrower’s request to effect advance payments from time to time the suppliers.

i)                      Whether or not the suppliers consign the goods, movable and other assets;

ii)                   Whether or not the documents in respect thereof are received by the said banks; and

iii)                Notwithstanding any discrepancy between the quantity or quality of the goods, movables and other assets received from the suppliers and the contracted quantity and quality.

ARTICLE — III

1.                                      The Borrower hereby agrees with the said Banks jointly and with each of the severally as follows:

a)                                     The said Facilities will be utilised by the Borrower for meeting a part of its working capital requirements and for no other purpose;

b)                                     The Borrower shall submit statements under the quarterly information system (QIS) in the format prescribed by the Lead Bank from time to time each quarter regularly to the said Banks and furnish to each of the said Banks full particulars of the Packing Credit, Cash Credit Account(s) or Other Account(s) and agree that the drawings in the said Cash Credit Account(s) or Other Account(s) shall be regulated on the basis of such Statements; such Statements, duly authenticated by the Authorised Officials of the Borrower, shall be submitted within 45 (forty-five) days after the expiry of each quarter and in addition as often as is deemed necessary by the Lead Bank. Non-submission of such statement within due date shall attract penal interest @ 1% or as per terms of the respective Banks;

c)                                      The Borrower agrees that the drawings in the Packing Credit, Cash Credit Account(s) or Other Account(s) will be allowed within the advance value of the Securities and the Borrower; agrees that it will not draw any amount in excess of the value of the Securities offered and in case Of any excess drawls to regularize the accounts forthwith or within such period as may be stipulated by the said Banks in their absolute discretion and during the period of such irregularity the Borrower shall be charged a higher rate of 2 (two) percentage points (or any other rate prescribed by respective banks of A Bank consortium) above the rate or rates prescribed of interest above mentioned till such irregularity is fully adjusted to the satisfaction of the said Banks. Further, all rights, benefits and powers exercisable by or conferred on the said Banks hereunder shall be applicable; and available to such excess drawals as well;

d)                                     The said Banks will have the right to examine at all times that Borrower’s Books of Account and to have the Borrower’s factories, godown, sheds, galas jathias, warehouses or any other place of storage where the said goods, movables and other assets are located, inspected from time to time by the official(s) of the said Banks or any one or more of them and/or qualified auditors and/or technical experts and/or management consultants of the choice of the said Banks, the cost of such inspection being borne by the Borrower;

e)                                      The Borrower shall allow each of the said Banks or its authorised agents to make inspection of all records of the Borrower and will produce such evidence as each of the said Banks may require as to the costs in respect of its operations and it shall be lawful for the said Banks or any of them at any time and from time to time during the currency of the said Facilities to appoint and employ at the expense of the Borrower in all respects and either temporarily or for such period as the Lead Bank or the said Banks shall think fit, a person or persons, a firm or company to inspect and value on behalf of the Bank or Banks so appointing all or any of the said Banks of Accounts or Factories of the Borrower and Borrower shall pay to such Bank or Banks on demand the fees or other remuneration payable to any such person, firm or company of the cost, charges and expenses of and incidental to such valuation (such Bank’s or Bank’s Statement/s being conclusive in that behalf) and in default, such Bank or Banks shall be at liberty to debit the amount thereof to the said Cash Credit Account(s) or Other Account(s) in such Bank’s or Bank’s books and thereafter the same together with interest thereon shall be treated as advances made by such Bank or Banks until repayment thereof;

f)                                       The Borrower shall pay or cause to be paid all rents, rates, taxes, payments and outgoings that are payable in respect of the immovable properties of the Borrower;

g)                                      The Borrower shall furnish and verify all statements, reports, returns, certificates and information from ‘time to time as required by the said Banks or any of them in connection with the operations of the Borrower and shall give and execute all such documents as are required by the Lead Bank or the said Banks as in their opinion is necessary to give effect to the security agreed to be created and if the Borrower shall fail to do so within thirty days of demand in writing by the Lead Bank or the said Banks, the Lead Bank may execute such documents for and on behalf of the Borrower in favour of the said Banks for the said purpose, by virtue of the power in this regard as hereinafter mentioned given by the Borrower to each of the said Banks;

h)                                     So long as the said Packing Credit, Cash Credit Account or Accounts continue in the Books of the said Banks in respect of the said Facilities, the Borrower shall not avail of any credit facility or accommodation from any other bank or financial institution or any person, firm or Company; in any manner without the previous permission in writing of the Lead Bank nor shall deal with or through any other bank or financial institution without having obtained in this behalf the prior written approval of the Lead Bank;

i)                                         The Borrower shall undertake to procure additional funds at the appropriate time and on terms acceptable to the Lead- Banks, to meet any shortfall that may arise in Cash accruals or for meeting overrun, if any, in financing the Working Capital Requirements of the Borrower. The Borrower agrees that such funds will not be withdrawn without the prior approval of the Lead Bank during the currency of the said Facilities;

j)                                        During the currency of the said Facilities, the borrower shall not without obtaining the prior consent in writing of the Lead Bank declare any dividend on its share capital, if it fails to meet its obligations to pay the interest and/or commission and/or installment or installments and/or other moneys payable to the said banks, so long as it is in such default;

k)                                     The Borrower shall appoint suitable technical personnel for carrying on its business or industry;

l)                                         The Borrower shall satisfy the Lead Bank that it has received all the licenses and permits required for carrying, on its business or industry and that they are in full force and effect;

m)                                 The Borrower shall submit to the Lead Bank and to each of the said Banks, if so required, quarterly reports on the progress of its business or industry detailing therein the sources and disposition of funds. The Borrower shall also promptly furnish to the Lead Bank all other information as may reasonably be required from time to time; and

n)                                     The Borrower shall obtain pollution control clearances, where necessary, from the requisite Authorities in respect of its carrying on its business or industry to the satisfaction of the Lead Bank.

2.                                      During the currency of the said Facilities, the Borrower shall not, without the prior permission in writing of the Lead Bank:

i)                                         effect any change in the Borrower’s capital structure;

ii)                                      formulate any Scheme of Amalgamation or Reconstruction;

iii)                                   implement any Scheme of Expansion / Diversification/ Modernization other than incurring routine capital expenditure;

iv)                                  make any corporate investments or investment by way of share capital or debentures or land or advances funds to or place deposits with, any other concern except give normal trade credits or place on security deposits in the normal course of business or make advances to employees; provided that the Borrower may make such investments by way of deposits or advances that are required statutorily to be made as per the existing laws of the country of the rules or regulations or guidelines issued from time to time by the Authorities concerned or required for the growth of the company’s expansion;

v)                                     Undertake guarantee obligations on behalf of any third party or any other Company.

3.                                      a)                                     The Borrower agrees that its banking business, including deferred Payment facilities, foreign exchange, deposits and bill business will be shared in such manner as may be decided by the Lead Bank.

b)                                     The Borrower hereby declares and confirms that the Borrower has the necessary and sufficient authority to borrow from the said Banks;

c)                                      The Borrower agrees that the moneys brought in by the principal/ shareholders / directors / depositors / other associate firms / group companies for financing the programmes and the Working Capital needs of the Borrower will not be allowed to be withdrawn, during the currency of the said Facilities, without the permission of the Lead Bank;

d)                                     The Borrower agrees that it will maintain adequate Books or Accounts which would correctly reflect its financial position and scale of operations and would not radically change the Accounting System without prior notice to the Lead Bank;

e)                                      The Borrower agrees that it will submit to the Lead Bank and other Banks, if so required, such financial and/or other statements as may be required by the Lead Bank or the said Banks from time to time, apart from the set of such statements to be furnished by the Borrower to the said Banks as on the date of publication of the Borrower’s Annual Accounts;

f)                                       The Borrower agrees that it shall keep the said Banks informed of the happening of any event likely to have a substantial effect on its profit or business;

g)                                      The Borrower shall as soon as any call in respect of its shares has been resolved upon by the Directors or as soon as it shall have been resolved to issue any unissued share capital or to create any new shares immediately give, notice of such call to the said Banks or give notice to the said Banks of the intention of the Borrower to issue or create any such share capital as aforesaid and the proposed amount thereof and shall not until the expiration of seven clear days from the time when such notice shall have been sent to the said Banks issue any notice to the members of the Borrower in respect of payment of any call or issue or create any such existing or new shares respectively as aforesaid and if the said Banks shall so require every notice, prospectus, application form or allotment letter sent out by the Borrower in pursuance of any such resolution shall direct the, members or applicants for allotment of the shares of the Borrower to pay the call so made or the moneys into the joint account of the Borrower and the said Banks or in such manner as the said Banks may direct and the said Banks shall be entitled to require all such calls or moneys received by the Borrower to applied either wholly or partly in or towards the payment or satisfaction of the principal amount, interest and other moneys due to the said Banks but in default of the said Banks requiring the said calls or moneys to be applied as aforesaid within one month of their being paid, the Borrower may without the consent of the said Banks apply the whole or the balance thereof over and above what shall be required by the said Banks to be otherwise applied to the general purpose of the Borrower as it shall think fit provided also that all moneys hereunder to be received by the Borrower from its members in advance of calls upon the shares shall be held by the Borrower upon trust for the said Banks and so as to form part of the security and shall be dealt with in the manner herein before mentioned in the case of calls or other moneys received by the Borrower.

h)                                          The Borrower agrees that all other terms and conditions and .covenants stipulated or which may be stipulated by the said Banks from time to time as applicable to the said Facilities shall be construed and treated as if the same have been incorporated herein in extenso.

ARTICLE — IV

1.                                      If the Borrower shall fail to repay the said Facilities or pay interest or any portion thereof in terms of this Agreement or shall commit any breach of any covenant to be observed or performed on its part herein contained and on the failure of the Borrower to remedy the same forthwith or if any circumstances shall occur which in the opinion of the said Banks or any of them is prejudicial to or imperils the Security of the said Banks or if the Security created in favour of the other lenders becomes enforceable or if any distress or execution is levied or enforced against any property or assets whatsoever of the Borrower or if any person, firm or Company shall take any steps towards applying for or obtaining an order for the appointment of a Receiver of any property or assets whatsoever of the borrower and a receiver is appointed or the Borrower makes compromises with its creditors or the Borrower shall suspend or cease to carry on business or fail to conduct its business to the satisfaction of the said Banks or any of them, then and in any such case (the decision of the said Banks that the aforesaid events or circumstances have occurred shall be final conclusive and binding on the Borrower),the entire amount standing at the foot of the Packing Credit, Cash Credit Account(s) or Other Account(s) with the said Banks together with interest, costs, charges, expenses and other moneys payable in respect thereof shall forthwith become at the option of the said Banks payable at once.

2.                                      The Borrower shall not be in any way concerned with the proportion which any moneys applicable under the aforesaid Clause are divided and shall not have any claim whatsoever against any of the said Banks in relation to any act or thing done, omitted, permitted or suffered by any one of the said Banks in respect of the division between the said Banks of any moneys applicable as aforesaid.

3.                                      A)                                   All goods, book-debts, Block Assets, movables and other assets hypothecated, pledged, or otherwise charged to the said Banks as security for any of the said Facilities and also all immovable properties given as security for the said Facilities or any of them as may be required by the said Banks shall be kept at the Borrower’s risk and expense in good condition and fully insured against loss or damage as may be required by the said Banks due to any reason whatsoever and particularly the machineries hypothecated and/or pledged to the said Banks against fire and such other risk(s) as the said Banks may from time to time stipulate in the joint names of the Borrower and the said Banks with an insurance company approved by the said Banks and for such amount as the said Banks may consider necessary and that the insurance policies shall be delivered to the said Banks when required by the said banks to do so. If the Borrower fails to effect such insurance the said Banks may, but without being obliged to do so, insure the said goods, movables and other assets and immovable properties against fire and/or such risk(s) in such joint names and debit the premium and other charges to the said Accounts of the Borrower opened or to be opened and in the event of the said banks being at any time apprehensive that the safety of the goods, movables and other assets and machineries is likely to be endangered owing to riot and/or strike (including fire arising therefrom)and/or floods, earthquakes, lightning, typhoon, storm, tempest and/or also resulting in the loss of production therefrom the said Banks may at their discretion but without being bound to do so insure or require the Borrower to insure the same in such joint names against any damage arising therefrom the cost of such extra insurance being payable by the Borrower and debited to the said Accounts. If the said Banks desire that the goods, movables and other assets shall be insured against theft, the Borrower shall provide the necessary cover therefor. The Borrower shall provide if the said Banks so direct a sufficient insurance cover against breakdown of such machineries and against loss and damage by fire, lightning and flood to any immovable properties of the Borrower. The Borrower further expressly agrees that the said Banks shall be entitled to adjust, settle, compromise or refer to arbitration any dispute arising under or in connection with any insurance and such adjustment, settlement, compromise and any award made on such arbitration shall be valid and binding on the Borrower and also to receive all-moneys payable under any such insurance or under any claim made thereunder and to give a valid receipt therefor, and that the amount so received shall be credited to the Borrower’s Accounts. The Borrower shall not raise any question that a large sum might or ought to have been received or be entitled to dispute its liability for the balance remaining due on any Account or Accounts after such credit. Provided that the said Banks may at their own absolute and unqualified discretion waive all or any of these requirements.

B)                                   If any proceeds of any Policy of Insurance are received by the Borrower, it shall forthwith pay the same to the Lead Bank for being applied in the manner hereinafter provided (and so long as the same are not paid to the Lead Bank, the Borrower will hold the proceeds on behalf of and as trustees of the said Banks) that is to share in proportion to the sums outstanding on the said Packing Credit, Cash Credit Account(s) or Other Account(s) respectively at the time of payment and shall keep alive and maintain such insurance throughout the continuance of the security and deliver to the Lead Bank the renewal receipts. In default, the Lead Bank or the said Banks may (but shall not be bound to) keep in good condition and render marketable the said properties or effects or renew such insurance. Any premium paid by the Lead Bank or any of the said banks and any costs, charges and expenses incurred by the Lead Bank or any of the said Banks for the purposes aforesaid shall be repaid by the Borrower on demand forthwith and shall until repayment (with interest at the rate or rates as mentioned above) be and form part of the amount secured as aforesaid. All sums received under such insurance shall be applied in or towards liquidation of the amount for the time being due to the said Banks or any of them on account of the said Facilities. PROVIDED THAT the Borrower may without payment to the said Banks if the said Banks so agree, replace the outmoded equipment or assets by assets of equivalent or greater value.

4.                                      The Borrower shall not remove or dismantle any of the assets to be comprised in the said security without the consent in writing of the said Banks except in any case where such removal or dismantling shall in the opinion of the Borrower be rendered necessary by reason of the same being worn out, obsolete, discarded, injured, damaged or broken and in such a case will replace those so worn out, obsolete, discarded, injured, damaged or broken by others of a similar nature and of at least equal value and shall also whenever necessary renew or replace all such plant and machinery to be used for the purpose of or in connection with the business of the Borrower when and as the same shall be worn out, obsolete, discarded, injured, damaged or broken.

5.                                      The Borrower agrees that pending seizure by the said Banks or any of them of the said properties and any documents therefor, any insurance moneys received by the Borrower shall be held by the Borrower as the exclusive property of the said Banks subject to the rights of the said Banks specifically appropriated to the security and the Borrower will not without the written consent of the Lead Bank first had and obtained make or suffer nor attempt to make or suffer any mortgage, charge, lien, or encumbrance to affect the same or any part thereof nor do or allow anything which may prejudice the security hereby created or agreed to be created nor create any security whatsoever save as approved by the Lead Bank.

6.                        Nothing herein contained shall prejudice or affect any general or special lien to which any of the said banks is or may be by law or otherwise entitled or any rights or remedies of any of the said Banks in respect of any present or future security, guarantee, obligation or decree for any other indebtedness or liability of the Borrower to any of the said Banks or shall preclude any of them from enforcing or having recourse to the security without enforcing or having recourse in the first instance to any other security held by them or any of them from the Borrower and the said Banks or any of them shall be entitled to sue on any such securities without being bound to sue on all such securities.

7.                                      During the subsistence of the liability of the Borrower under or in respect of any of the said Facilities, the said Banks without prejudice to their respective rights referred to in this Agreement shall have a right to appoint and/or remove, from time to time, a Director or Directors not exceeding two on the Board of Directors of Borrower as nominee Director(s) to protect the interests of the said Banks subject however that the Director or Directors so appointed by the said Banks shall not be liable to retire by rotation and need not possess any share qualification prescribed by the Articles of Association of the Borrower.

8.                                      The Borrower agrees, declares, affirms and confirms that notwithstanding any of the provisions of the Contract Act or any other law, or any terms and conditions to the contrary contained in this Agreement and/or any security documents, any payment(s) made by Borrower to the said Banks shall unless otherwise agreed to by the said Banks in writing be appropriated by the said Banks in the manner following:

(i)                                     first, towards costs, charges, expenses and other moneys, due and payable or becoming due and payable to the said Banks;

(ii)                                  Secondly, towards interest due and payable and/or accruing due and payable to the said Banks and

(iii)                               Lastly, towards repayment of the amount of any installment(s) of the principal sums due and payable or becoming due and payable to the said Bank: all the aforesaid amounts having become due and payable and/or becoming due and payable by the Borrower to the said Banks under this Agreement and/or under any of the security documents executed between to the Borrower and the said Banks whether the recovery thereof has or has not become barred by any law in force for the time being as to the limitation of suits.

ARTICLE — V

1.                                      Any Notice to be given to the Borrower may be made or given by leaving the same at or posting the same by registered post in an envelope addressed to the Borrower and at its Registered Office/Corporate Office/Works and any. Notice to be given to any of the said banks may be given by leaving the same at or posting the same by registered post in an envelope addressed to such Bank at its office where the relevant Packing Credit, Cash Credit Account(s) or Other Account(s) of the Borrower is maintained and every such Notice shall be deemed to be received, as the case may be, at which it is left or at the time at which it would have been delivered in the ordinary course of post and such Registered Office/Corporate Office/Works of the Borrower or such office of the bank concerned as the case may be.

2.                                      The borrower shall pay on demand to the said Banks and each of them the costs actually incurred between Attorney and Client, or to be incurred by the said banks or any of them in connection herewith or with the enforcement or attempted enforcement of the security or the protection or defence or perfection thereof or for any recovery of any moneys agreed to be secured to the said Banks and of all suits and proceedings of whatsoever nature for the enforcement of the security agreed to be created for the recovery of such moneys or otherwise in connection therewith or in which any of the said banks may be joined as a party or otherwise involved by reason of the existence of the security agreed to be created.

3.                                      The Borrower hereby agrees to pay to each of the said Banks as may be directed by the said Banks, all costs, charges and expenses (actually incurred as between Attorney and Client) incurred by the said Banks or any of them for the preservation, protection and perfection of the security agreed to be created and/or for attempted or actual realization or enforcement thereof.

4.                                      For all or any of the purposes aforesaid, the Borrower irrevocably constitutes and appoints each of the said Banks to be the Borrower’s true and lawful attorney to do and execute for and in the name and on behalf of the Borrower, all or any of the following acts, deeds and things, that is to say:

a)                                     To take over and carry on the business of the Borrower and complete any engagements and contracts;

b)                                     To sign register, file any application forms, contracts, agreements, transfers, acceptance, receipts, acquittance, returns and any other documents and to sign and endorse all cheques, promissory notes, bills of exchanges, bills of lading, dividend mandates or other orders for payment of money or delivery of property;

c)                                      To sell, transfer, assign or deal with any goods and other movable;

d)                                     To demand and receive all debts, sums of money, principal money, dividends, interest and dues of whatever nature;

e)                                      To appoint selling agents and if necessary to undertake new kind of activity;

f)                                       To realise all the assets whether movable or immovable including the goodwill of the business;

g)                                      If considered proper, to wind up the Borrower’s business;

h)                                     To tender contract of purchase, accept and sign the transfer into the name of the Borrower of any securities, shares, stocks, debentures, funds or any other securities, to apply for and accept allotment of any shares and securities and to sell, endorse, negotiate, transfer and assign any securities which do now or shall hereafter stand in the name of the Borrower or to which the

Borrower is now or may at any time hereafter be entitled to demand, receive and collect interest and dividend due or to accrue due on any such securities, shares, stocks, debentures, funds and other securities and apply the proceeds of such sale, endorsements, transfer, negotiation and assignment and the recovery of any interest and dividend in satisfaction of any monies due to the Borrower to the said banks and to endorse and transfer all or any such securities, shares, stocks, debentures, funds and other securities which may from time to time or at any time be in the possession of the said Banks whether for safe custody or otherwise or held by the said Banks as for security for any money payable to the said banks by the Borrower in respect of any account or general balance of account or otherwise;

i)                                         To appoint a proxy or proxies for the purpose of representing the Borrower and voting In meeting or meetings of any company or firm in which the Borrower holds any shares, debentures, stocks, etc.

j)                                        To deal with the assessment of the Borrower in respect of income tax, sales tax, wealth tax, gift tax, expenditure tax, capital gains tax and any other taxes on income revenue or capital and levy of customs and/or excise duties and to apply for and to receive refunds of any such tax or taxes or levies;

k)                                     To attend and represent the Borrower before any authority or tribunal and for that purpose to sign, execute and deliver all such documents and make all such declarations as may be necessary;

l)                                         Generally to act in the premises as fully and effectually with all intents and purposes to do all things as are necessary and which the Borrower would do if personally present;

m)                                 For all and any of the purposes, aforesaid to appoint a substitute or substitutes;

(i)                                     The Borrower hereby ratifies and confirms all the acts, things deeds performed or to be performed by each of the said Banks or their respective nominees or substitutes in pursuance of any of the aforesaid powers and the powers hereby conferred shall not be determined or affected by the fact of the Borrower acting personally or through another in the premises;

(ii)                                  The powers vested in each of the said banks shall be irrevocable and subsist in favour of each of the said Bank till all the dues of the Borrower to the said Banks are fully settled.

(iii)          The aforesaid powers under this clause may be exercised by each of the said Banks in its sole discretion in consultation with the Lead Bank but the exercise of the powers is not obligatory on any of the said Banks.

5.             The Borrower hereby agrees that it shall observe and perform each every of the aforesaid obligations, covenants and declaration and in the event of any breach or default thereof, the said Banks shall be at liberty to call up the entire outstandings under the Packing Credit, Cash Credit Account (s) or Other Account(s) and made it payable forthwith. Without prejudice to the aforesaid and in addition thereto, the said banks shall be at liberty to freeze the operations in the said Packing Credit, Cash Credit Account(s) or Other Account(s) at their discretion. In the event of the Borrower persisting in its default, the said Banks shall be entitled to charge, without prejudice to its other rights as aforesaid and without giving any notice in that regard a higher rate of 2 (two) percent over and above the maximum lending rate or as per respective sanction of each member banks under A Bank Consortium or as may be laid down by the RBI from time to time.

6.             This agreement is in addition to and not in derogation of the Agreement already entered in to by the Borrower with the said Banks or any one or more other Banks in respect of the Working Capital Limits enjoyed by the Borrower prior to the sanction of the said Facilities by the A Bank Consortium. Notwithstanding anything to the contrary contained herein or in the Agreements entered into as aforesaid prior in this agreement, all the obligations and liabilities of the Borrower in respect of the earlier Limits authorised and subsisting shall, unless otherwise agreed to by the said Banks, be valid, effectual and binding on the Borrower as if those obligations and liabilities are herein set out in extension and the security created by the Borrower for the earlier Limits authorised shall stand modified automatically as if the security for the said Facilities to be created hereunder are expressly mad applicable thereto.

7.        This Agreement shall be current and valid until revoked in writing by the Borrower by one month’s notice in advance served on the said banks by the Borrower or until all the moneys due hereunder or all moneys due in respect of any Funded or Non-Funded Facility availed of by the Borrower from the said banks or any of them are paid in full to the said Banks, whichever is later. Provided that the obligations and liabilities of the Borrower hereunder in respect of the said Facilities prior to such revocation shall be binding, valid and effectual as against the Borrower and the security to be created for the said Facilities and it is specifically agreed to by the Borrower that the said Banks shall be entitled to recover not only all such amounts as are found due under the said Facilities out of such securities but also such amounts as may be found due and payable by the Borrower to any of the said banks in respect of any Funded or Non-Funded Facility of by the Borrower from any of the said

Banks prior to or during the tenure of this Agreement. In the event of any such revocation, the Borrower shall become ineligible to draw any amounts further under the said Facilities. All the rights, benefits and powers as are herein set out shall subsist in favour of the said’ banks till all the dues of the Borrower to the said Banks as aforesaid are finally paid in fully and satisfied. The Borrower shall bear all expenses such as Solicitors’ and lawyers’ fees, stamp duty, inspection charges and other incidental expenses incurred in connection with the realization or recovery of any such sums from the Borrower.

8.             I/We, understand that as a precondition relating to grant of the loans/advances/other non-fund based credit facilities to me/us, Canara Bank requires my/our consent for the disclosure by the Bank all information and data-relating to me/us including default, if any, committed by me/us but not limited to History and Ownership status, detail of security etc., pertaining to the credit facility availed, to any Banks who are lenders under this consortium and Banks who may join as lenders under this arrangement in future.

Accordingly I/We hereby agree/confirm and giver consent for disclosure by Canara Bank all or any such information and data relating to me/us including default, if any committed by me/us but not limited to History and Ownership status, detail of security etc., pertaining to the credit facility availed, to any Banks who are lenders under this consortium and Banks who may join as lenders under this arrangement in future as Canara Bank may deem appropriate and necessary. Further Canara Bank shall also be entitled to disclose information etc., as stated above to any person as may be required/ specified by applicable laws. The disclosure as stated above may be made/released in any form (including electronic, media) with such details (including photographs) as may be deemed fit by Canara Bank.

Further we hereby undertake and confirm that I/We shall not raise any dispute in whatsoever manner regarding the disclosure of information/data as aforesaid by Canara Bank to any Banks who are lenders under this consortium and Banks who may join as lenders under this arrangement in future.

IN WITNESS WHEREOF the Common Seal of the Borrower has hereunto and to nine counterparts thereof been affixed and the said banks have caused these presents and NINE counterparts thereof to be executed by their respective authorized officials the day, month and year first herein above written.

THE FIRST SCHEDULE ABOVE REFERRED TO (See Art 1 Para 4

SCHEDULE OF LIMIT SANCTIONED      (Rs. In crores)

BANK	NATURE OF LIMIT	FUND BASED	NON- FUND BASED	TOTAL FB+NFB
Canara Bank	OCC	63.00
	PC/PCFC/FDB/FBE/BRD standby limit:	90.00
	PC/PCFC/FDB/FBE/BRD	18.00
	Sub-Limit — PC/PCFC	(67.50)
	Sub-Limit — standby - PC/PCFC	(13.50)
	Sub-Limit — FBE(O/NPBLC/PBLC)	(6.25)
	FLC/ILC (DA/DP)/BG		10.00
Total Canara Bank		171.00	10.00	181.00
STATE BANK OF INDIA	CC#	(5.00)
	EPC/PCFC/FBP ##	25.00
	LC/BG		25.00
Total SBI*		25.00	25.00	50.00
Bank of India	1. CC	(10.00)
	2. PCL/PCFC	50.00
	TOTAL 1 + 2	50.00
	3. CC	(10.00)
	4. FBP/FCBP/FBN/FCBN	50.00
	TOTAL 3 + 4	50.00
Total Bank of India	MAXIMUM TOTAL LIMIT PERMITTED	50.00		50.00
ICICI Bank	STL	55.00
	SUB-LIMIT - CC	(15.00)
	SUB-LIMIT - PCFC/EPC	(55.00)
	SUB-LIMIT - FUBD/FBP	(55.00)
	SUB-LIMIT - CMS	(5.00)
Total ICICI Bank		55.00		55.00
Oriental Bank of Commerce	PC/FDBP/FUDBP	75.00
	Sub-Limit - CC	(20.00)
	LC (Import/Inland)/BG		25.00
Total OBC		75.00	25.00	100.00
Bank of Baroda	CC	10.00
	PC/PCFC ##	50.00
	SUB-LIMIT - PSDL	(15.00)
	FBP/FBD ##	15.00
	FLC/ILC/BG		29.00
Total BOB		75.00	29.00	104.00
HDFC Bank	CC	15.00
	Sub-Limit - STL/Bill Discounting/ EPC/PCFC/PSCFC	(15.00)
Total HDFC		15.00		15.00
STATE BANK OF HYDERABAD	CC	12.00
	Sub-Limit - EPC/PCFC	(12.00)
	SUB-LIMIT - FDBP/FUBD	(12.00)
	L/C/BG		10.00
TOTAL SBH		12.00	10.00	22.00
YES BANK	PC/PCFC/PSFC	40.00
	SUB-LIMIT - CC/WCDL	(20.00)
	SUB-LIMIT - STL	(40.00)
	SUB-LIMIT - LC/BG		(20.00)
TOTAL YES BANK		40.00		40.00
TOTAL LIMIT		518.00	99.00	617.00

# FULL ONE-WAY INTERCHANGEABILITY FROM CC TO EPC/PCFC/FBP LIMITS

## FULL INTERCHANGEABILITY BETWEEN EPC & FBP LIMITS

( ) INDICATES SUB-LIMIT

(The above list is only illustrative and not exhaustive)

THE SECOND SCHEDULE ABOVE REFERRED TO
(See Art 1 Para 10)

PARTICULARS OF INTEREST & COMMISSION

Nature of Facility	Rate of Interest and Commission

1. Pre-shipment and post shipment credit facilities

2. Cash Credit Limit	As per terms of sanction of each bank.

2. Import / Inland Letter of Credits / Inland Revolving Letter of Credit Limit

5. Forward Sale Contract

Plus Service Charges as are applicable to the said Facilities from time to time.

The Common Seal of the within named M/s AMIRA FOODS (INDIA) Ltd., pursuant to the authority granted by the resolution of the Board of Directors passed on the 06TH day of AUGUST 2010 , hereunto affixed in the presence of Ms. Anita Daing & Ch. Chyam Poddar of the company who have signed these presents in token thereof.

IN WITNESS whereof the parties hereto have set their hands unto these presents and day month and year hereinabove written.

SIGNED AND DELIVERED BY M/S AMIRA FOODS (INDIA) LTD., PURSUANT TO THE RESOLUTION OF ITS BOARD OF DIRECTORS PASSED  ON THE 06th DAY OF AUGUST 2010 BY THE HAND OF MS. ANITA DAING,

For AMIRA FOODS (INDIA) LTD.,

/s/ Anita Daing

(Authorized Signatory)

DATED THIS THE 16th DAY OF AUGUST 2010

SIGNED AND DELIVERED FOR AND BEHALF OF CANARA BANK FOR ITSELF AND FOR AND ON BEHALF OF STATE BANK OF INDIA, ORIENTAL BANK OF COMMERCE, BANK OF INDIA, BANK OF BARODA, ICICI BANK LTD., HDFC BANK LTD., YES BANK LTD., STATE BANK OF HYDERABAD AS THEIR CONSTITUTED ATTORNEY BY THE HAND OF SHRI A. K. JINDAL ITS AUTHORISED OFFICIAL.

For CANARA BANK

/s/ [illegible]

(Authorized Signatory)

DATED THIS THE 16th DAY OF AUGUST 2010

WORKING CAPITAL CONSORTIUM AGREEMENT

BETWEEN

M/S AMIRA FOODS (INDIA) LTD.

(THE BORROWER)

AND

CANARA BANK

STATE BANK OF INDIA

ORIENTAL BANK OF COMMERCE,

BANK OF INDIA

BANK OF BARODA

ICICI BANK LTD.

STATE BANK OF HYDERABAD

HDFC BANK LTD.

AND

YES BANK